QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24

POWER OF ATTORNEY

        The undersigned Directors of Valmont Industries, Inc., a Delaware Corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's annual report on Form 10-K for the fiscal year ended December 27, 2014, together with any and all subsequent amendments thereof in their capacity as Director and hereby ratify all that said attorney-in-fact may do by virtue thereof.

        DATED this 24th day of February, 2015.

/s/ GLEN A. BARTON Glen A. Barton, Director	/s/ K.R. (KAJ) DEN DAAS K. R. (Kaj) den Daas, Director
/s/ JAMES B. MILLIKEN James B. Milliken, Director	/s/ DANIEL P. NEARY Daniel P. Neary, Director
/s/ CATHERINE J. PAGLIA Catherine J. Paglia, Director	/s/ CLARK T. RANDT, JR. Clark T. Randt, Jr., Director
/s/ WALTER SCOTT, JR. Walter Scott, Jr., Director	/s/ KENNETH E. STINSON Kenneth E. Stinson, Director

QuickLinks

  Exhibit 24
POWER OF ATTORNEY